UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   Form 8-K/A



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934




        Date of Report (date of earliest event reported) February 9, 1998
                                                         ----------------





                                 ImageMax, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)

           Pennsylvania                        000-23077                       23-2865585
 -------------------------------         ----------------------           ----------------------
 (State or other jurisdiction of         Commission File Number               (IRS Employer
  incorporation or organization)                                          Identification Number)







                  --------------------------------------------
                             1100 East Hector Street
                                    Suite 396
                             Conshohocken, PA 19428
                                 (610) 832-2111
                  --------------------------------------------
                   (Address, including zip code, and telephone
                  number [including area code] of registrant's
                           principal executive office)
                  --------------------------------------------

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits




                                                                        Page No.
                                                                        --------
(a) Combined Financial Statements of Document Management
    Group, Inc. and Image Tec, Inc.

    Report of Independent Public Accountants                              F-1

    Balance Sheets                                                        F-2

    Statements of Operations                                              F-3

    Statements of Stockholders' Equity                                    F-4

    Statements of Cash Flows                                              F-5

    Notes to the Financial Statements                                     F-6

(b) Pro Forma Financial Information

    Basis of Presentation                                                 F-10

    Unaudited Pro Forma Condensed Consolidated Statement of
       Operations for the Year Ended December 31, 1997                    F-11

    Unaudited Pro Forma Condensed Consolidated Balance Sheet
         as of December 31, 1997                                          F-12

    Notes to Unaudited Pro Forma Consolidated Financial Statements        F-13

(c) Exhibits

    None

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To Document Management Group, Inc. and
   Image Tec, Inc.:

We have audited the accompanying combined balance sheets of DOCUMENT MANAGEMENT GROUP, INC. and IMAGE TEC, INC. (both Michigan Corporations) as of December 31, 1996 and 1997, and the related combined statements of operations, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Document Management Group, Inc. and Image Tec, Inc. as of December 31, 1996 and 1997, and the results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.




                                          ARTHUR ANDERSEN LLP




Detroit, Michigan,
  April 1, 1998.

                       DOCUMENT MANAGEMENT GROUP, INC. AND
                                 IMAGE TEC, INC.


                             COMBINED BALANCE SHEETS


                                                              December 31,
                                                     ---------------------------
               ASSETS                                    1996           1997
               ------                                ------------   ------------
CURRENT ASSETS:

    Cash                                             $     11,756   $     13,599
    Accounts receivable                                   106,449        178,731
    Unbilled revenue                                       46,179         86,179
                                                     ------------   ------------

                Total current assets                      164,384        278,509

PROPERTY AND EQUIPMENT, NET                                40,451        175,329
                                                     ------------   ------------

                                                     $    204,835   $    453,838
                                                     ============   ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

    Line of credit                                   $        --    $     72,300
    Current portion of long-term debt                      13,266         22,249
    Accounts payable                                       11,294         84,306
    Accrued payroll, payroll taxes and other taxes         16,165         46,736
    Deferred revenue                                      145,583         21,643
    Dividends payable                                         --          41,500
                                                     ------------   ------------

                Total current liabilities                 186,308        288,734
                                                     ------------   ------------

LONG-TERM DEBT, less current portion                       17,457          9,477
                                                     ------------   ------------

COMMITMENTS (Note 5)

STOCKHOLDERS' EQUITY:
    Document Management Group, Inc. Common stock,
       $1 par value, 60,000 shares authorized,
       7,097 shares issued and outstanding                 7,097          7,097
    Image Tec, Inc. Common stock, $1 par value,
       60,000 shares authorized, 1,000 shares
       issued and outstanding                              1,000          1,000
    Additional paid-in capital                            35,555        108,645
    Retained earnings (deficit)                          (42,582)        38,885
                                                     -----------   ------------

                Total stockholders' equity                 1,070        155,627
                                                     -----------   ------------

                                                     $   204,835   $    453,838
                                                     ===========   ============


    The accompanying notes are an integral part of these combined statements.

                       DOCUMENT MANAGEMENT GROUP, INC. AND
                                 IMAGE TEC, INC.


                        COMBINED STATEMENTS OF OPERATIONS






                                                  Year Ended December 31,
                                              -----------------------------
                                                   1996            1997
                                              --------------  -------------

REVENUES                                      $    1,254,318  $   1,352,906
                                              --------------  -------------

COST OF REVENUES:
    Services                                         880,670        855,200
    Depreciation and amortization                     35,161         45,176
                                              --------------  -------------

                                                     915,831        900,376
                                              --------------  -------------
                Gross profit                         338,487        452,530

SELLING, GENERAL AND ADMINISTRATIVE
   EXPENSES                                          315,934        304,762
                                              --------------  -------------

                Operating income                      22,553        147,768

OTHER EXPENSE                                          4,731          6,843
                                              --------------  -------------

NET INCOME                                    $       17,822  $     140,925
                                              ==============  =============






    The accompanying notes are an integral part of these combined statements.

                       DOCUMENT MANAGEMENT GROUP, INC. AND
                                 IMAGE TEC, INC.


                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY






                                               Common Stock
                                   -----------------------------------
                                          DMG             Image Tec       Additional      Retained         Total
                                   ----------------   ----------------      Paid-in       Earnings      Stockholders'
                                   Shares    Amount   Shares    Amount      Capital      (Deficit)         Equity
                                   ------    ------   ------    ------    ----------     ---------     --------------
BALANCE, DECEMBER 31, 1995           7,097  $ 7,097       --   $    --    $   67,528   $    (60,404)   $      14,221
  Issuance of Image Tec
     Common stock                      --       --      1,000     1,000          --              --            1,000
  Net distributions to
     stockholders                      --       --        --        --       (31,973)            --          (31,973)
  Net income                           --       --        --        --           --          17,822           17,822
                                   -------  -------   -------  --------   ----------   ------------    -------------

BALANCE, DECEMBER 31, 1996           7,097    7,097     1,000     1,000       35,555        (42,582)           1,070
  Net contributions from
     stockholders                      --       --        --        --        73,090            --            73,090
  Dividends declared                   --       --        --        --           --         (59,458)         (59,458)
  Net income                           --       --        --        --           --         140,925          140,925
                                   -------  -------   -------  --------   ----------   ------------    -------------

BALANCE, DECEMBER 31, 1997           7,097  $ 7,097     1,000  $  1,000   $  108,645   $     38,885    $     155,627
                                   =======  =======   =======  ========   ==========   ============    =============


    The accompanying notes are an integral part of these combined statements.

                       DOCUMENT MANAGEMENT GROUP, INC. AND
                                 IMAGE TEC, INC.


                        COMBINED STATEMENTS OF CASH FLOWS


                                                                       Year Ended December 31,
                                                                      -------------------------
                                                                          1996          1997
                                                                      -----------   -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                         $    17,822   $   140,925
   Adjustments to reconcile net income to net cash
     provided by operating activities -
       Depreciation and amortization                                       35,161        45,176
       Loss on sale of equipment                                              --          1,033
       Change in operating assets and liabilities:
         Accounts receivable                                               83,780       (72,282)
         Unbilled revenue                                                  18,768       (40,000)
         Accounts payable and accrued expenses                            (64,104)      103,583
         Deferred revenue                                                  39,320      (123,940)
                                                                      -----------   -----------

           Net cash provided by operating activities                      130,747        54,495
                                                                      -----------   -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of equipment                                                (41,284)     (171,942)
    Proceeds from sale of equipment                                           --          7,800
                                                                      -----------   -----------
           Net cash used in investing activities                          (41,284)     (164,142)
                                                                      -----------   -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of Image Tec Common stock                        1,000            --
    Repayments under related party debt                                   (10,832)      (12,266)
    Contributions (distributions) of stockholders' capital                (31,973)       73,090
    Principal payments on long-term debt                                  (36,310)       (3,676)
    Net borrowings under line of credit                                       --         72,300
    Dividends paid                                                            --        (17,958)
                                                                      -----------   -----------

           Net cash provided by (used in) financing activities            (78,115)      111,490
                                                                      -----------   -----------

NET INCREASE IN CASH                                                       11,348         1,843

CASH, BEGINNING OF YEAR                                                       408        11,756
                                                                      -----------   -----------

CASH, END OF YEAR                                                     $    11,756   $    13,599
                                                                      ===========   ===========

SUPPLEMENTAL DATA:
   Cash paid for interest                                             $     4,731   $     5,810
                                                                      ===========   ===========

NONCASH FINANCING TRANSACTION:
    Equipment financed through capital leases                         $       --    $    16,945
                                                                      ===========   ===========

    The accompanying notes are an integral part of these combined statements.

                       DOCUMENT MANAGEMENT GROUP, INC. AND
                                 IMAGE TEC, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS



1.  DESCRIPTION OF COMPANIES:

Document Management Group, Inc. ("DMG") and Image Tec, Inc. ("Image Tec") (collectively, "the Companies") provide electronic data storage services to businesses primarily in Michigan. Image Tec was formed during 1996 and therefore the accompanying combined financial statements include the results of operations from the date of inception. The Companies' customer base includes hospitals, commercial enterprises and a limited number of government institutions. The Companies are located in Saginaw, Michigan. In 1996 and 1997, the Companies had sales to two customers which represent 27% and 31% of total revenues, respectively. As of December 31, 1996 and 1997, 27% and 5% of total accounts receivable, respectively, were the result of such sales.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of Presentation

The Companies are controlled and managed through common ownership. Accordingly, the financial statements have been combined and reflect the elimination of all significant intercompany accounts and transactions.

Property and Equipment

Property and equipment are recorded at cost. Additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Depreciation is provided using accelerated methods over the estimated useful lives of the assets.

Capitalization of Software Developed for Internal Use

The Company capitalizes the direct external and internal costs incurred in connection with the development, testing and installation of software for internal use. Internally developed software is included in property and equipment and is amortized using an accelerated method over the estimated useful life of the asset.

Equity Transactions with Stockholders

Periodically, the majority stockholder makes contributions to provide working capital for the Companies and withdraws capital as it is available. These amounts are recorded as increases or decreases to additional paid-in capital. Dividends declared are recorded as decreases to retained earnings.

                       DOCUMENT MANAGEMENT GROUP, INC. AND
                                 IMAGE TEC, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                   (continued)

Revenue Recognition

Revenues are recognized when services are rendered. Deferred revenue represents payments received in advance of performance of services.

Income Taxes

The Companies have elected to be taxed under Subchapter S of the Internal Revenue Code, and, accordingly, all taxable income or loss of the Companies is included in the stockholders' individual income tax returns. As a result, no provision for Federal income taxes has been included in the accompanying combined statements of operations. Michigan Single Business Tax has been recorded as a charge to selling, general and administrative expense.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

3.  PROPERTY AND EQUIPMENT:


                                                    Estimated              December 31,
                                                   Useful Life       --------------------------
                                                     (Years)             1996          1997
                                                   -----------       ------------  ------------

Scanning and imaging equipment                          5            $     78,684  $    252,468
Furniture and office equipment                          5                   2,176         3,088
Automobiles                                             3                   4,000         7,150
                                                                     ------------  ------------
                                                                           84,860       262,706
Less - Accumulated depreciation                                           (44,409)      (87,377)
                                                                     ------------  ------------
                                                                     $     40,451  $    175,329
                                                                     ============  ============

As of December 31, 1997, the Companies had approximately $5,000 in scanning and imaging equipment, net of accumulated depreciation, financed under capital leases (see Notes 4 & 5).

                       DOCUMENT MANAGEMENT GROUP, INC. AND
                                 IMAGE TEC, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                   (continued)

4. LINE OF CREDIT AND LONG-TERM DEBT:

During 1997, DMG obtained a line of credit with a bank whereby the Companies may borrow up to $100,000. The line bears interest at the bank's prime rate plus 1% (effective rate of 9.5% as of December 31, 1997) and expires in June 1998. The line of credit is collateralized by substantially all assets of DMG and a personal guarantee by DMG's sole stockholder.

Long-term debt consisted of the following as of December 31:

                                                                             1996          1997
                                                                         -----------   -----------
    Note payable to related party, payable in monthly installments
      of $1,500, including interest at 10%, due in January 1999          $    29,723   $    17,457
    Capital lease obligation, payable in monthly installments of
    $600, including interest at 16.5%, due in May 2000,
    collateralized by the related equipment                                       --        14,269
    Other, repaid in 1997                                                      1,000            --
                                                                         -----------   -----------
                                                                              30,723        31,726
    Less - Current portion                                                   (13,266)      (22,249)
                                                                         -----------   -----------

                                                                         $    17,457   $     9,477
                                                                         ===========   ===========

Scheduled future maturities of long-term debt as of December 31, 1997 were as follows:

        1998                                      $     22,249
        1999                                             6,597
        2000                                             2,880
                                                  ------------

                                                  $     31,726
                                                  ============

5. COMMITMENTS:

Operating Leases

The Companies lease office space and certain vehicles under noncancelable operating leases. These leases expire on various dates through 2002. The office space and the vehicles are leased from companies under common ownership and control. Rent expense for all operating leases for the years ended December 31, 1996 and 1997, was approximately $72,000 and $72,500, respectively.

                       DOCUMENT MANAGEMENT GROUP, INC. AND
                                 IMAGE TEC, INC.


                     NOTES TO COMBINED FINANCIAL STATEMENTS

                                   (continued)

The future minimum lease payments under these noncancelable operating leases as of December 31, 1997, are as follows:

        1998                                      $    100,000
        1999                                            97,000
        2000                                            96,000
        2001                                            96,000
        2002                                            87,000
                                                  ------------
                                                  $    476,000
                                                  ============

Capital Lease

DMG leases certain equipment under a noncancelable capital lease. The principle portion of the lease obligation (see Note 4) and related equipment (see Note 3) are included in the accompanying combined balance sheets. The future minimum lease payments under this lease, including interest, as of December 31, 1997, are as follows:

        1998                                      $      7,200
        1999                                             7,200
        2000                                             3,000
                                                  ------------
                                                        17,400
        Less - Interest                                 (3,131)
                                                  ------------
                                                  $     14,269
                                                  ============

6.  OTHER RELATED-PARTY TRANSACTIONS:

The Companies purchase computer equipment and consulting services from a related party. Management believes that the Companies' purchase prices are generally the same prices as sold to unrelated customers. Such purchases amounted to approximately $11,000 and $21,000 in 1996 and 1997, respectively.

7.  SUBSEQUENT EVENT:

In February 1998, the Companies entered into an agreement with ImageMax, Inc. ("ImageMax") to sell substantially all operating assets to ImageMax. In conjunction with the acquisition of these assets, ImageMax also assumed certain liabilities.

                                 IMAGEMAX, INC.


                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

                              BASIS OF PRESENTATION



The following unaudited pro forma consolidated financial statements should be read in conjunction with ImageMax, Inc.'s ("ImageMax") Supplemental Pro Forma, As Adjusted and historical consolidated financial statements and notes thereto filed with ImageMax's annual report on Form 10-K for the year ended December 31, 1997, the Form 8-K/A dated April 8, 1997 for the acquisition of Integrated Information Services, L.L.C. ("IIS"), and the Form 8-K dated February 9, 1998 and the historical combined financial statements and notes thereto of Document Management Group, Inc. and Image Tec, Inc. (together "DMG") filed pursuant to item 7(a) of this report on Form 8-K/A.

The following unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 1997 gives effect to the acquisitions of IIS and DMG by ImageMax as if they had occurred on January 1, 1997. The unaudited pro forma condensed consolidated balance sheet as of December 31, 1997, gives effect to the acquisitions as if they had occurred on that date. The pro forma results are not necessarily indicative of results of operations had the acquisition taken place at the beginning of the year.

                                 IMAGEMAX, INC.


                          UNAUDITED PRO FORMA CONDENSED

                      CONSOLIDATED STATEMENT OF OPERATIONS




                                                               For the Year Ended December 31, 1997
                                         --------------------------------------------------------------------------------

                                           ImageMax
                                         Supplemental
                                          Pro Forma                                         Pro Forma
                                         as Adjusted                                       Adjustments
                                           (Note 1)         IIS             DMG              (Note 2)          Pro Forma
                                         ------------   -----------     ------------    -----------------    ------------
Revenues                                 $ 48,930,000   $ 5,742,000     $  1,353,000    $        --          $ 56,025,000

Cost of Revenues                           32,926,000     4,558,000          900,000         (38,000)(A)       38,346,000
                                         ------------   -----------     ------------    ------------         ------------

       Gross Profit                        16,004,000     1,184,000          453,000          38,000           17,679,000
                                         ------------   -----------     ------------    ------------         ------------
Selling, General and
  Administrative Expense                   11,367,000     1,948,000          305,000          27,000(A)(B)     13,647,000

Executive Compensation                        610,000           --               --             --                610,000

Special Compensation Charge                 2,235,000           --               --             --              2,235,000

Founding Companies Transaction
   Costs                                      742,000           --               --             --                742,000

Amortization of Intangibles                 1,195,000        47,000              --          (38,000)(C)        1,204,000
                                         ------------   -----------     ------------    ------------         ------------

       Operating income (loss)               (145,000)     (811,000)         148,000          49,000             (759,000)

Interest Expense                               70,000        24,000            7,000         135,000 (D)          236,000

Interest Income                               (94,000)          --               --              --               (94,000)
                                         ------------   -----------     ------------    ------------         ------------

       Income (Loss) Before Income
         Taxes                               (121,000)     (835,000)         141,000         (86,000)             (901,000)

Income Tax Provision                        1,139,000           --               --         (307,000) (E)         832,000
                                         ------------   -----------     ------------    ------------         ------------

Net Income (Loss)                        $ (1,260,000)  $  (835,000)    $    141,000    $    221,000         $ (1,733,000)
                                         ============   ===========     ============    ============         ============

Basic and diluted loss per share         $       (.24)                                                       $       (.32)
                                         ============                                                        ============

Weighted average number of                                                                                      5,362,000
  common shares outstanding                 5,347,000                                                        ============
                                         ============






         The accompanying notes are an integral part of this statement.

                                 IMAGEMAX, INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET



                                                                           December 31, 1997
                                             -------------------------------------------------------------------------
                                                                                           Pro Forma
                                                ImageMax          IIS            DMG      Adjustments      Pro Forma
                                             ------------    -----------   -----------    -----------     ------------
                  ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                 $  1,310,000    $    13,000   $    14,000    $   (26,000)(F) $  1,311,000
   Accounts receivable                          6,922,000      1,085,000       265,000            --         8,272,000
   Inventories                                  1,997,000         18,000           --             --         2,015,000
   Prepaid expenses and other                     527,000         75,000           --             --           602,000
                                             ------------    -----------   -----------    -----------     ------------

         Total current assets                  10,756,000      1,191,000       279,000        (26,000)      12,200,000

PROPERTY, PLANT AND
   EQUIPMENT, net                               4,381,000        557,000       175,000       (257,000)(G)    4,856,000

INTANGIBLES, primarily goodwill, net           32,996,000        230,000           --          53,000 (H)   33,279,000

OTHER ASSETS                                       95,000        135,000           --        (135,000)(F)       95,000
                                             ------------    -----------   -----------    -----------     ------------

                                             $ 48,228,000    $ 2,113,000   $   454,000    $  (365,000)    $ 50,430,000
                                             ============    ===========   ===========    ===========     ============

              LIABILITIES AND
           SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
   Short-term debt and current portion
     of long-term debt                       $    251,000    $    39,000   $    95,000    $   (64,000)(F) $    321,000
   Accounts payable                             2,846,000         74,000        84,000            --         3,004,000
   Accrued expenses                             3,248,000        119,000        47,000            --         3,414,000
   Deferred revenues                            1,333,000         18,000        22,000            --         1,373,000
   Other current liabilities                       84,000         38,000        41,000        (41,000)(F)      122,000
                                             ------------    -----------   -----------    -----------     ------------

         Total current liabilities              7,762,000        288,000       289,000       (105,000)       8,234,000
                                             ------------    -----------   -----------    -----------     ------------

LONG-TERM DEBT                                    342,000        165,000         9,000      1,428,000 (I)    1,944,000
                                             ------------    -----------   -----------    -----------     ------------

OTHER LONG-TERM LIABILITIES                       106,000         98,000           --         (98,000)(F)      106,000
                                             ------------    -----------   -----------    -----------     ------------

SHAREHOLDERS' EQUITY:
   Preferred stock                                    --             --            --             --               --
   Common stock                                47,580,000            --        117,000         11,000 (J)   47,708,000
   Member's capital                                   --       2,587,000           --      (2,587,000)(F)          --
   Retained earnings (deficit)                 (7,562,000)    (1,025,000)       39,000        986,000 (F)    (7,562,000)
                                             ------------    -----------   -----------    -----------     -------------

         Total shareholders' equity            40,018,000      1,562,000       156,000     (1,590,000)      40,146,000
                                             ------------    -----------   -----------    -----------     ------------

                                             $ 48,228,000    $ 2,113,000   $   454,000    $  (365,000)    $ 50,430,000
                                             ============    ===========   ===========    ===========     ============



         The accompanying notes are an integral part of this statement.

                                 IMAGEMAX, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS



1.   IMAGEMAX FINANCIAL STATEMENTS:

ImageMax's statement of operations for the year ended December 31, 1997 presents Supplemental Pro Forma, As Adjusted results of operations, as if the acquisition of the Founding Companies and ImageMax's initial public offering occurred on January 1, 1997 as described in Item 7 of ImageMax's Form 10-K. The balance sheet at December 31, 1997 represents ImageMax's year-end balance sheet included in its historical financial statements.

2.   1998 ACQUISITIONS:

IIS

On January 23, 1998, ImageMax acquired substantially all of the assets and assumed certain liabilities of Integrated Information Services, L.L.C. ("IIS") pursuant to an Asset Purchase Agreement. The total consideration paid by ImageMax was $1,150,000 in cash, subject to adjustment based on the working capital of IIS at closing. The acquisition has been accounted for using the purchase method of accounting, whereby the purchase price is allocated to the assets and liabilities of IIS based on the fair market values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The fair market value of the net assets acquired exceeded the purchase price and estimated transaction costs of $100,000 by approximately $257,000. For financial reporting purposes, this excess reduced the fair market value of property, plant and equipment.

DMG

On February 9, 1998, ImageMax acquired substantially all of the assets and assumed certain liabilities of Document Management Group, Inc. and Image Tec, Inc. (collectively "DMG") pursuant to Asset Purchase Agreements. The total consideration paid by ImageMax was $510,000, comprised of 15,319 shares of ImageMax's Common stock and $360,000 in cash, subject to adjustment based on the working capital of DMG at closing. The acquisitions have been accounted for using the purchase method of accounting, whereby the purchase price is allocated to the assets and liabilities of DMG based on the fair market values at the acquisition date. Such allocation has been based on estimates that may be revised at a later date. The purchase price, including estimated transaction costs of $70,000, exceeded the fair market value of the net assets acquired by approximately $283,000, which has been recorded as goodwill and will be amortized on a straight-line basis over 30 years.

Unaudited Pro Forma Adjustments to Consolidated Statement of Operations

A. Reduction in depreciation expense of $51,000 based on the write down of property, plant and equipment of IIS discussed above.

B. Additional compensation expense of $40,000 at DMG based on new employment agreements.

C. Elimination of historical IIS goodwill and other intangible asset amortization of $47,000 and amortization expense of $9,000 related to goodwill recorded in connection with the acquisition of DMG.
d
D. Interest expense is adjusted by $104,000 and $31,000 to account for the debt incurred to finance the acquisitions of IIS and DMG, respectively at a 8.44% interest rate.

E. Reduction of the income tax provision of $307,000 based on a pro forma consolidated loss before income taxes.

Unaudited Pro Forma Adjustments to Consolidated Balance Sheet

F Reflects the adjustment of certain assets and liabilities not acquired or assumed as part of the acquisitions

G Reflects the write down of property, plant and equipment at IIS discussed above.

H Reflects the write off of historical IIS goodwill of $230,000 and $283,000 of goodwill recorded for the acquisition of DMG.

I Reflects ImageMax's borrowings of $1,229,000 and $373,000 on its credit facility to fund the acquisitions of IIS and DMG, respectively, net of $174,000 of debt not assumed.

J Reflects the issuance of $128,000 of ImageMax's Common Stock used for the acquisition of DMG, net of the elimination of $117,000 of DMG's historical Common Stock.

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.







                                          IMAGEMAX, INC.



Date:  April 17, 1998                     /s/ JAMES D. BROWN
                                          ------------------
                                          James D. Brown
                                          Senior Vice President -
                                          Finance and Chief Financial Officer